                                                                    Exhibit 11.1
                                                                   (Page 1 of 2)

                      Exide Corporation and Subsidiaries
                       Computation of Per Share Earnings

            (Amounts in thousands except share and per-share data)

                                                                  For the three months ended         For the nine months ended
                                                                -----------------------------      -----------------------------
                                                                 December 29,    December 31         December 29,   December 31
                                                                    1996            1995                 1996           1995
                                                                --------------  -------------      --------------  -------------
Primary earnings per common share:

Income before extraordinary loss                               $        26,205 $       22,583    $        26,777  $       18,191
                                                                ==============  =============     ===============  =============
Net income applicable to common stock                          $        26,205 $       12,995    $        26,777  $        8,603
                                                                ==============  =============     ===============  =============

Shares and equivalents outstanding-
   Base shares after ECA exchange                                    8,388,338      8,388,338          8,388,338       8,388,338
   Common stock equivalents-

Stock award grants, assuming exercised at
the average market price                                               707,219        782,610            705,961         783,124

Stock award grants exercised                                            10,822             --             10,822              --

Stock options, assuming exercised at
the average market price                                                    --         41,377                 --          31,156

IPO shares (average shares outstanding throughout the year)          4,600,000      4,600,000          4,600,000       4,600,000

Secondary offering shares (average shares outstanding
throughout the year)                                                 1,000,000      1,000,000          1,000,000       1,000,000

12/94 stock offering (average shares outstanding throughout
  the year)                                                          5,175,000      5,175,000          5,175,000       5,175,000

Shares issued to acquire Schuykill Holdings, Inc. (average
  shares outstanding throughout the year)                              593,210        593,210            593,210         265,327

Shares issued to acquire remaining interest in CEAc subsidiary
 (average shares outstanding throughout the year)                      350,000             --            350,000              --

Shares issued under Employee Stock Purchase Plan (average
shares outstanding throughout the year)                                  7,914            149              5,756              49

Shares issued under Stock Award Plan (average
  shares outstanding throughout the year)                                1,500          1,000                758             815
                                                                --------------  -------------      --------------  -------------
Weighted average of common shares outstanding and equivalents       20,834,003     20,581,684         20,829,845      20,243,809
                                                                ==============  =============      ==============  =============
Primary earnings per common share before extraordinary loss    $          1.26 $         1.10     $         1.29  $         0.90
                                                                ==============  =============      ==============  =============
Primary earnings per common share                              $          1.26 $         0.63     $         1.29  $         0.43
                                                                ==============  =============      ==============  =============


                                                                    Exhibit 11.1
                                                                   (Page 2 of 2)

                      Exide Corporation and Subsidiaries
                       Computation of Per-Share Earnings

            (Amounts in thousands except share and per share data)

                                                 For the three months ended        For the nine months ended
                                                -----------------------------     -----------------------------
                                                December 29,     December 31,     December 29,     December 31,
                                                   1996             1995             1996             1995
                                                ------------     ------------     ------------     ------------
Fully diluted earnings per common share:
Income before extraordinary loss                $     26,205     $     22,583     $     26,777     $     18,191

Elimination of Interest expense on convertible
   senior subordinated notes, net of income
   tax benefit                                         2,996              479            8,936              479
                                                ------------     ------------     ------------     ------------
Adjusted income before extraordinary loss       $     29,201     $     23,062     $     35,713     $     18,670
                                                ============     ============     ============     ============

Net income applicable to common stock           $     26,205     $     12,995     $     26,777     $      8,603

Elimination of Interest expense on convertible
  senior subordinated notes, net of income
  tax benefit                                          2,996              479            8,936              479
                                                ------------     ------------     ------------     ------------
Adjusted net income applicable to common stock  $     29,201     $     13,474     $     35,713     $      9,082
                                                ============     ============     ============     ============

Shares and equivalents outstanding --

  Base shares after ECA exchange                   8,388,338        8,388,338        8,388,338        8,388,338

  Common stock equivalents --

    Stock award grants, assuming exercised at
     the average market price                        707,219          782,610          705,961          783,124

    Stock award grants exercised                      10,822               --           10,822               --

    Stock options, assuming exercised at the
     average market price                                 --           41,377               --           31,156

  IPO shares (average shares outstanding
    throughout the year)                           4,600,000        4,600,000        4,600,000        4,600,000

  Secondary offering shares (average shares
    outstanding throughout the year)               1,000,000        1,000,000        1,000,000        1,000,000

  12/94 stock offering (average shares
    outstanding through out the year)              5,175,000        5,175,000        5,175,000        5,175,000

  Shares issued to acquire Schuylkill
    Holdings, Inc. (average shares
    outstanding throughout the year)                 593,210          593,210          593,210          265,327

  Shares issued to acquire remaining
    Interest in CEAs subsidiary (average
    shares outstanding throughout the year)          350,000               --          350,000               --

  Shares issued under Employee Stock Purchase
    Plan (average shares outstanding
    throughout the year)                               7,914              149            5,756               49

  Shares issued under Stock Award Plan (average
    shares outstanding throughout the year)            1,500            1,000              758              815

  Convertible shares (assumed average shares
    outstanding throughout the year)               4,992,571          811,024        4,992,571          268,375
                                                ------------     ------------     ------------     ------------
Weighted average of common shares outstanding
  and equivalents                                 25,826,574       21,392,708       25,822,416       20,512,184
                                                ============     ============     ============     ============
Primary earnings per common share before
  extraordinary loss                            $       1.13     $       1.08     $       1.38     $       0.91
                                                ------------     ------------     ------------     ------------
Primary earnings per common share               $       1.13     $       0.63     $       1.38     $       0.44
                                                ============     ============     ============     ============